Exhibit 99.1

SIGNATURE

BX BUZZ ML-1 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-2 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-3 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-4 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-5 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-6 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BX BUZZ ML-7 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	03/19/2026

BLACKSTONE INC. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	03/19/2026

BLACKSTONE GROUP MANAGEMENT L.L.C. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	03/19/2026

STEPHEN A. SCHWARZMAN /s/ Stephen A. Schwarzman	03/19/2026